EXHIBIT 10.9

FIRST AMENDMENT TO
STOCK PURCHASE AGREEMENT

This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of July 8, 2011, by and among Apollo Medical Holdings, Inc., a Delaware corporation (the “Buyer”), on the one hand, and Aligned Healthcare Group LLC, a California limited liability company (“Aligned LLC”), Aligned Healthcare Group – California, Inc., a California professional medical corporation (“Aligned Corp.”), Raouf Khalil (“Khalil”), Jamie McReynolds, M.D. (“McReynolds”), BJ Reese & Associates, LLC (“Reese LLC”) and BJ Reese (“Reese”), on the other hand, and amends in certain respects that certain Stock Purchase Agreement dated as of February 15, 2011 by and among the parties (the “Purchase Agreement”).  Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Purchase Agreement.

A.           The Buyer and the Aligned Parties have previously entered into the Purchase Agreement and the Transaction Documents which provide, among other things, that the Aligned Parties will not engage in the Call Center Business anywhere in the United States outside of the Aligned Territory during the Restricted Period.

B.           The Buyer and the Aligned Parties desire to amend the Purchase Agreement to provide, among other things, that the Call Center Business includes the “wrap around business,” and that Aligned LLC and Aligned Corp. may engage in the Call Center Business within and outside of the Aligned Territory solely as and to the extent expressly provided in this Amendment and in that certain Services Agreement, dated the date hereof (the “Services Agreement”), among the Aligned Healthcare, Inc. (the “Company”), Aligned LLC and Aligned Corp., the form of which is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.           Designated Contracts.  Notwithstanding anything to the contrary in the Purchase Agreement or the Transaction Documents, subject to the terms and conditions of this Amendment, the Purchase Agreement and the Services Agreement, Aligned LLC and Aligned Corp. may enter into one or more contracts with Anthem Blue Cross for the provision of services relating to the Call Center Business solely within the State of California (each such contract is referred to individually as a “Designated Contract” and, collectively, as the “Designated Contracts”).  As provided in the Purchase Agreement, the Aligned Parties may also enter into contracts with any other health plan for the provision of services relating to the Call Center Business solely within the Aligned Territory, and such contracts shall not be deemed to be Designated Contracts.  During the term of the Services Agreement, the Company shall not enter into any contract with (a) Anthem Blue Cross for the provision of services relating to the Call Center Business within the State of California, or (b) any other health plan for the provision of services relating to the Call Center Business within the Aligned Territory, it being acknowledged and agreed that nothing contained in this Amendment, the Purchase Agreement or the Services Agreement shall in any way whatsoever prevent the Company or any of its affiliates from engaging in the Call Center Business with Anthem Blue Cross outside of the State of California or with any other health plan outside of the Aligned Territory.  Each Designated Contract shall be deemed to be a written agreement between the Company, on the one hand, and a health plan, an Independent Physician Association or a hospital, on the other hand, for the purpose of determining whether the Company has entered into a Qualified MSO Contract under Section 1.2(d) of the Original Purchase Agreement, it being expressly understood that no Designated Contract shall be a Qualified MSO Contract unless it meets all of the conditions stated in Section 1.2(d) of the Original Purchase Agreement.

2.           Other Call Center Contracts.  The Company, Buyer or their affiliates may, in their sole and exclusive discretion, enter into one or more contracts with third parties for the provision of services relating to the Call Center Business and which are not Designated Contracts (each such contract, an “Other Call Center Contract”).  By way of example, the Company may enter into an Other Call Center Contract with a third party other than Anthem Blue Cross for the provision of services relating to the Call Center Business within the State of California or with any third party for the provision of services relating to the Call Center Business outside of the State of California.  In connection with each such Other Call Center Contract, subject to the written consent of the counterparty to such Other Call Center Contract, the Company, the Buyer or the affiliate thereof that enters into such Other Call Center Contract shall enter into a License Agreement with an Aligned Party in form and substance mutually agreeable to the Company and the Aligned Parties (each, a “License Agreement”).  Each License Agreement shall provide, among other things, that (a) so long as no Aligned Party is in default under any Transaction Document, the Aligned Party shall have exclusive operational authority relating to the services to be provided under the applicable Other Call Center Contract, (b) the Aligned Party shall be entitled to payment for its services under the License Agreement in accordance with terms of that agreement, including an apportionment of costs similar to that set forth in this Agreement, (c) the Aligned Parties shall indemnify, defend and hold harmless the Company, the Buyer and their respective affiliates for any claims or damages arising out of or related to the Aligned Parties’ services under the License Agreement, (d) the Aligned Parties shall make customary representations and warranties and be bound by customary covenants relating to their performance of the License Agreement, including those relating to HIPAA compliance, (e) the Company shall license to the applicable Aligned Party the rights necessary to perform its services under the License Agreement, and (f) the Company or its designee shall be the exclusive owner of any and all work product or other intellectual property created by the Aligned Parties in connection with their engagement under the License Agreement.

3.           Amendment to Aligned Parties’ Restrictive Covenants.

(a)           Clause (a) of Section 5.1(a)(i) of the Purchase Agreement is hereby amended and restated in full as follows:

(a) the Buyer, as the purchaser of the Shares, following the Closing will be engaged in the provision of services relating to (I) patient case management or the management, administration and operation of 24-hour physician and nursing call centers and related services (the “Call Center Services”) and (II) post-discharge management services, including but not limited to coordination of patient discharge from acute care facilities to skilled nursing facilities, long term acute care facilities or home, repatriation to personal care physicians, post-discharge outbound calls to members and providers, telephonic transition management for high risk members to assure compliance, access and early identification of complication, medication compliance, and patient monitoring to limit readmission to acute care facilities (the “Wrap Around Business” and, together with the Call Center Services, the “Call Center Business”);

(b)           Section 5.1(a)(iv) of the Purchase Agreement is hereby amended and restated in full as follows:

(iv)           The term “Restricted Period” shall mean the period beginning on the Closing Date and ending on the later of (A) the earliest to occur of (x) the removal or failure to re-elect Khalil as president of the Company, (y) the termination for any reason of Khalil’s engagement with the Company or any of its affiliates as an employee or consultant, and (z) the exercise by the Buyer of its right under Section 1.2(d) to repurchase all of the Buyer Stock then outstanding, and (B) the latest termination date of (x) any of the Designated Contracts entered into by Aligned Corp. or Aligned LLC under that certain Services Agreement dated as of July 8, 2011 among the Company, Aligned LLC and Aligned Corp. and (y) any Other Call Center Agreement.  The Restricted Period shall be extended by the number of days in any period in which any Aligned Party or an affiliate of any Aligned Party is determined by a court of competent jurisdiction to be in default or breach of this Section 5.1(a).

4.           Services Agreement; License Agreements.  As a condition to the Company’s execution and delivery of this Amendment, Aligned LLC and Aligned Corp. shall concurrently enter into the Services Agreement and the HIPAA Business Associate Agreement attached thereto, and the Services Agreement and such HIPAA Business Associate Agreement shall each be deemed to be a Transaction Document under the Purchase Agreement.  Each License Agreement, if any, shall be deemed to be a Transaction Document under the Purchase Agreement.

5.           Consulting Arrangements.  Khalil and Reese shall continue to provide consulting services to the Company pursuant to their Consulting Agreements in accordance with the terms thereof.

6.           Consent of Anthem Blue Cross.  The Aligned Parties represent and warrant that they have obtained the consent of Anthem Blue Cross to the terms of this Amendment and the Services Agreement.

7.           Restatement of Schedule 2.2.  Schedule 2.2 to the Purchase Agreement is hereby amended and restated in its entirety as attached hereto.

8.           Effect of Amendment.  Except as expressly amended by this Amendment, all of the terms of the Purchase Agreement and the Transaction Documents shall remain unchanged and in full force and effect, including without limitation (a) Buyer’s and the Company’s rights to and ownership of revenues and profits associated with the Designated Contracts outside of the Aligned Territories and (b) the terms of Section 5.1 of the Purchase Agreement, including as they relate to the Hospitalist Business.  In the event of any inconsistency or conflict between the provisions of the Purchase Agreement and this Amendment, the provisions of this Amendment will prevail and govern.

9.           Counterparts.  The parties may execute this Amendment in any number of counterparts and, as so executed, the counterparts shall constitute one and the same agreement.  The parties agree that each such counterpart is an original and shall be binding upon all of the parties, even though all of the parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

APOLLO MEDICAL HOLDINGS, INC.,
a Delaware corporation

By:   /s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer and Director

ALIGNED HEALTHCARE GROUP – CALIFORNIA, INC.,
a California professional medical corporation

By: /s/ Hany Khalil
Name: Hany Khalil
Title: President

ALIGNED HEALTHCARE GROUP LLC,
a California limited liability company

By:  /s/ Marcelle Khalil
Name: Marcelle Khalil
Title: Managing Member

By: /s/ Raouf Khalil
  RAOUF KHALIL

By: /s/ Jamie McReynolds
  JAMIE MCREYNOLDS, M.D.

By: /s/ BJ Reese
  BJ REESE

BJ REESE & ASSOCIATES, LLC

By:  /s/ BJ Reese
Name: BJ Reese
Title: Managing Member